UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2020

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2020 (the “Effective Date”), TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into an Employment Agreement with Mr. James C. D’Arecca (the “Employment Agreement”), who became Chief Financial Officer of the Company on the Effective Date. Mr. D’Arecca succeeds Mr. Daniel A. Cartwright who has retired from the Company effective on the Effective Date and will remain with the Company for a transitional period.

Prior to joining the Company, Mr. D’Arecca, age 49, served as Senior Vice President and Chief Accounting Officer of Allergan plc (formerly known as Actavis plc) from August 2013 until its merger with AbbVie Inc. in May 2020. Mr. D’Arecca was a key member of the finance team through Allergan’s journey from a generics manufacturer (Watson/Actavis) to a leading global pharmaceutical company. Mr. D’Arecca joined Actavis from Bausch & Lomb, where he served as its Chief Accounting Officer. Prior to Bausch & Lomb, Mr. D’Arecca served in various roles of increasing responsibility at Merck & Co. Inc. and Schering-Plough in finance and business development. He also spent 13 years with PricewaterhouseCoopers, with an industry focus on pharmaceuticals, medical devices, and consumer products. Mr. D’Arecca holds an M.B.A. from Columbia University and a B.S. in accounting from Rutgers University. He is a Certified Public Accountant.

Pursuant to the Employment Agreement, Mr. D’Arecca will receive an annual base salary of $420,000, subject to annual review by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, Mr. D’Arecca will be eligible to receive an annual performance bonus in accordance with the Company’s annual short-term incentive compensation program, with a target bonus payment equal to 75% of his base salary; any 2020 bonus paid to Mr. D’Arecca will not be prorated due to his start date with the Company. The Employment Agreement also provides for Mr. D’Arecca’s participation in customary Company benefit plans and incentive compensation plans and for Mr. D’Arecca’s entitlement to certain perquisites, benefits, and other compensation currently provided to other Company executives.

In connection with his appointment, Mr. D’Arecca will be granted pursuant to the Company’s 2019 Stock Incentive Plan (the “Plan”): (i) 651,500 restricted stock units (“RSUs”), which RSUs will vest in equal annual installments on each of June 1, 2021, 2022, and 2023, and (ii) 151,500 performance share units (“PSUs”), which PSUs will vest if the Company achieves quarterly earnings before interest, taxes, depreciation, and amortization (EBITDA) breakeven for a fiscal quarter no later than the quarter ending December 31, 2022, otherwise the PSUs will be forfeited, in each case subject to Mr. D’Arecca’s continued employment with the Company and the terms and conditions in the Plan and award agreements to be entered into between the Company and Mr. D’Arecca.

Upon the termination of Mr. D’Arecca’s employment for certain specified reasons, the Employment Agreement provides for severance payments of up to 12 to 18 months of Mr. D’Arecca’s base salary, a bonus for the year in which his employment terminates in an amount ranging from a pro rata portion of his bonus up to one and one-half times his bonus, depending on the basis and timing of his termination, and the continuation of certain fringe benefits for specified periods. In addition, depending on the basis for Mr. D’Arecca’s termination, all equity awards granted to Mr. D’Arecca by the Company prior to such termination will become fully vested and, if applicable, exercisable, as of the effective date of such termination. Notwithstanding the foregoing, as condition precedent to receiving any such post-termination payments or benefits, Mr. D’Arecca must execute, and not revoke, a full and complete release of all claims against the Company and its affiliates in the form attached to the Employment Agreement.

The Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property and that Mr. D’Arecca will not, during the term of his employment and for a period of 18 months thereafter (subject to a 12-month extension under certain limited circumstances), compete with the Company and, for a period of 24 months thereafter, hire away from or solicit to leave the Company its employees and independent contractors, or solicit actual or targeted prospective customers or clients of the Company. The Employment Agreement has a three-year term and is subject to automatic renewals for successive one-year terms.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

There are no arrangements or understandings between Mr. D’Arecca and any other person pursuant to which he was appointed as an officer of the Company and no family relationship between Mr. D’Arecca and any director or executive officer of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Mr. D’Arecca had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Mr. Cartwright’s retirement from the Company is a termination without “Cause,” as defined in that certain employment agreement, dated November 8, 2012, by and between Mr. Cartwright and the Company, and Mr. Cartwright will receive the separation benefits provided therein. Mr. Cartwright and the Company will also enter into a consulting agreement with a term of not less than three years pursuant to which Mr. Cartwright will provide financial consulting services for the Company. Under the terms of the consulting agreement, Mr. Cartwright will receive aggregate payments of $200,000 and will vest into Performance Stock Units previously issued to Mr. Cartwright.

Item 7.01	Regulation FD Disclosure.

On June 1, 2020, the Company issued a press release announcing the appointment of Mr. D’Arecca as Chief Financial Officer and concurrent retirement of Mr. Cartwright as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release from TherapeuticsMD, Inc., dated June 1, 2020, entitled “TherapeuticsMD Announces Appointment of James C. D’Arecca as Chief Financial Officer and Retirement of Daniel A. Cartwright as Chief Financial Officer”.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date: June 1, 2020	By:	/s/ Robert G. Finizio
Robert G. Finizio Chief Executive Officer